UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

MERIDIAN WASTE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Glenlake Parkway NE Suite 900
Atlanta, GA 30328

 (Address of principal executive offices)

(678) 871-7457

(Registrant’s telephone number, including area code)

12540 Broadwell Road, Suite 2104

Milton, GA 30004

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Chris Diaz –Employment Agreement

Effective as of April 18, 2017, the Board of Directors (the “Board”) of Meridian Waste Solutions, Inc. (the “Company”) appointed Mr. Chris Diaz as Chief Financial Officer of the Company (the “Diaz Appointment”), in connection with the resignation of Joseph D’Arelli from such position as of such effective date. In connection with such appointment, the Company entered into an Employment Agreement, dated April 18, 2017, with Mr. Diaz (the “Diaz Employment Agreement”). The Diaz Employment Agreement may be terminated by either party at any time without prior notice. Mr. Diaz will receive a base salary of Two Hundred Sixty-five Thousand Dollars ($265,000) and is also eligible for an annual cash incentive bonus in the amount of up to Sixty-five Thousand Dollars ($65,000), as well as a monthly automobile allowance of One Thousand Dollars ($1,000) and reimbursement of relocation expenses in an amount not to exceed Twenty Thousand Dollars ($20,000).

The above description of the Diaz Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Diaz Employment Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Joseph D’Arelli –Employment Agreement

Effective as of April 18, 2017, the Board appointed Mr. Joseph D’Arelli as the SEC Compliance Director of the Company (the “D’Arelli Appointment”) in connection with Mr. D’Arelli’s resignation from the position of Chief Financial Officer as of such effective date. In connection with such appointment, the Company entered into an Employment Agreement, dated April 18, 2017, with Mr. D’Arelli (the “D’Arelli Employment Agreement”). The initial term of the D’Arelli Employment Agreement is from the effective date through November 30, 2018 and will automatically renew for twelve (12) month periods, unless otherwise terminated pursuant to the terms contained therein. Mr. D’Arelli will receive a base salary of Two Hundred Thousand Dollars ($200,000) and is also eligible for a quarterly cash incentive bonus in the amount of up to Twenty Thousand Dollars ($20,000). The D’Arelli Employment Agreement represents the entire agreement between Mr. D’Arelli and the Company and supersedes any prior agreement or understanding between them with respect to the subject matter thereof, including without limitation, that certain Executive Employment Agreement dated November 29, 2016 between Mr. D’Arelli and the Company, as amended.

The above description of the D’Arelli Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the D’Arelli Employment Agreement, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

Effective April 18, 2017, Mr. D’Arelli resigned as the Chief Financial Officer of the Company, in connection with the D’Arelli Appointment and the D’Arelli Employment Agreement. A copy of his resignation letter is attached hereto as Exhibit 17.1 to this Current Report on Form 8-K. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

The Board approved the Diaz Appointment (as defined above, effective as of April 18, 2017. In conjunction with the Diaz Appointment, the Company and Mr. Diaz entered into the Diaz Employment Agreement, setting forth the terms of Mr. Diaz’s employment with the Company.

The description of the terms and condition of the Diaz Employment Agreement is incorporated by reference to Item 1.01 above.

Below is a description of Mr. Diaz’s professional work experience.

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Chris Diaz, age 51

Mr. Diaz, age 51, brings 27 years of experience, including more than nine years’ experience in the waste industry.   Previously, Mr. Diaz was the Corporate Controller for Advanced Disposal Services, Inc., a publicly-traded environmental services company, from 2008 to 2017. He has also held financial reporting and auditing positions, with Skinner Nurseries, Inc., where he served as Controller from 2000 to 2008, and CSX Transportation, where he was a Manager, Financial Reporting from 1998 to 2002 and Senior Internal Auditor from 1996 to 1998. Mr. Diaz began his career as an auditor with the national accounting firm McGladrey & Pullen, LLP, where he worked from 1990 to 1996.

Mr. Diaz holds an MBA and bachelor’s degree from the University of North Florida. He is a certified public accountant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1*	Employment Agreement, dated April 18, 2017, by and between Meridian Waste Solutions, Inc. and Chris Diaz.

10.2*	Employment Agreement, dated April 18, 2017, by and between Meridian Waste Solutions, Inc. and Joseph D’Arelli.

17.1*	Letter of resignation from Joseph D’Arelli.

* filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: April 24, 2017	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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